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                                                                    EXHIBIT 1.1


                                18,847,500 SHARES

                            ARDEN REALTY GROUP, INC.
                            (A MARYLAND CORPORATION)
                     COMMON STOCK, $.01 PAR VALUE PER SHARE

                             UNDERWRITING AGREEMENT

                                                                October __, 1996

LEHMAN BROTHERS INC.
ALEX. BROWN & SONS INCORPORATED
DEAN WITTER REYNOLDS INC.
A.G. EDWARDS & SONS, INC.
SMITH BARNEY INC.
EVEREN SECURITIES, INC.
LEGG MASON WOOD WALKER INCORPORATED
RAYMOND JAMES & ASSOCIATES, INC.
As Representatives of the several
  Underwriters named in Schedule 1,
c/o Lehman Brothers Inc.
Three World Financial Center
New York, New York 10285

Dear Sirs:

     Arden Realty Group, Inc., a Maryland corporation (the "Company"), proposes to sell 18,847,500 shares (the "Firm Stock") of the Company's Common Stock (the "Common Stock") par value $.01 per share. In addition, the Company proposes to grant to the Underwriters named in Schedule 1 hereto (the "Underwriters") an option to purchase up to an additional 2,827,000 shares of the Common Stock on the terms and for the purposes set forth in Section 2 (the "Option Stock"). The Firm Stock and the Option Stock, if purchased, are hereinafter collectively called the "Stock." This is to confirm the agreement concerning the purchase of the Stock from the Company by the Underwriters.

          At or prior to the First Delivery Date (as hereinafter defined), the Company and Arden Realty Group Limited Partnership, a Maryland limited partnership (the "Operating Partnership"), will complete a series of transactions described in each of the Preliminary Prospectus and the Prospectus (as hereinafter defined) under the heading "Structure and Formation of the Company -- The Formation Transactions." As part of these transactions, among other things, the Operating Partnership will acquire direct or indirect interests in 24 office properties located in Los Angeles County, California, Orange County, California and San Diego, California (collectively, the "Properties") and third-party management contracts relating to four office properties (collectively, the "Managed Properties"). As used herein, the term "Formation Transactions" shall mean

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the occurrence of all the events described in the Prospectus under the heading
"Structure and Formation of the Company -- The Formation Transactions" and the other transactions related thereto, and the term "Formation Documents" shall mean all the material contracts, agreements and other documents executed in connection with the Formation Transactions set forth in Schedule 2 hereto.

          As used in this Agreement, "Effective Time" shall mean the date and the time as of which the registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Securities and Exchange Commission (the "Commission"); "Effective Date" shall mean the date of the Effective Time; "Preliminary Prospectus" shall mean each prospectus included in such registration statement, or amendments thereof, before it became effective under the Securities Act of 1933, as amended (the "Securities Act") and any prospectus filed with the Commission by the Company with the consent of the representatives ("Representatives") pursuant to Rule 424(a) of the rules and regulations of the Commission thereunder (the "Rules and Regulations"); "Registration Statement" shall mean such registration statement, as amended at the Effective Time, including all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations in accordance with Section 6(a) hereof and deemed to be a part of the registration statement as of the Effective Time pursuant to paragraph (b) of Rule 430A of the Rules and Regulations; and "Prospectus" shall mean such final prospectus, as first filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) of the Rules and Regulations. Any registration statement (including any amendment or supplement thereto or information which is deemed part thereof) filed by the Company to register additional shares of Common Stock of the Company under rule 462(b) of the Rules and Regulations ("Rule 462(b) Registration Statement") shall be deemed a part of the Registration Statement. Any prospectus (including any amendment or supplement thereto or information which is deemed to be a part thereof) included in a Rule 462(b) Registration Statement and any term sheet as contemplated by Rule 434 of the Rules and Regulations (a "Term Sheet") shall be deemed to be part of the Prospectus.

          1. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY AND THE OPERATING PARTNERSHIP. The Company and the Operating Partnership, jointly and severally, represent, warrant and agree as follows:

               (a) A registration statement on Form S-11 (File No. 333-8163) and certain amendments thereto, with respect to the Stock has (i) been prepared by the Company in conformity with the requirements of the Securities Act and the Rules and Regulations of the Commission, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. Copies of such registration statement and each amendment thereto have been delivered by the Company to you as the Representatives of the Underwriters. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

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               (b)  The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable effective date (as to the Registration Statement and any amendment thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; PROVIDED that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.

               (c) The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland (the "SDAT") with corporate power to own, lease and operate its properties, to conduct the business in which it is engaged or proposes to engage as described in the Prospectus and to enter into and perform its obligations under this Agreement and the other Formation Documents to which it is a party. The Company is duly qualified or registered as a foreign corporation and is in good standing in California and is in good standing in each other jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or be registered or to be in good standing in such other jurisdiction would not result in a material adverse effect on the consolidated financial position, results of operations, business or prospects of the Company and the Operating Partnership taken as a whole (a "Material Adverse Effect"). The Company has no subsidiaries other than the Operating Partnership.

               (d) The Operating Partnership is a limited partnership duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT with partnership power to own, lease and operate its properties, to conduct the business in which it is engaged or proposes to engage as described in the Prospectus and to enter into and perform its obligations under this Agreement and the other Formation Documents to which it is a party. The Operating Partnership is

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          duly qualified or registered as a foreign partnership and is in good standing in California and is in good standing in each other jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or be registered or to be in good standing in such other jurisdiction would not result in a Material Adverse Effect. The Company is the sole general partner of the Operating Partnership and, immediately after the First Delivery Date will be the sole general partner of the Operating Partnership and will own approximately 86.71% of all outstanding partnership interests in the Operating Partnership. The Operating Partnership has no subsidiaries.

               (e) Each of the corporations, limited partnerships or limited liability companies listed on Schedule 3 hereto (collectively, the "Predecessor Entities") has been duly incorporated or formed and is validly existing as a corporation, limited partnership or limited liability company in good standing under the laws of its state of formation, with power and authority to own, lease and operate its properties, and to conduct the business in which it is engaged. Each Predecessor Entity is duly qualified or registered as a foreign corporation, partnership, limited partnership or limited liability company, as applicable, to transact business in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or be registered would not result in a Material Adverse Effect.

               (f) The transfer of interests or other assets pursuant to the Formation Documents does not violate the charter, limited liability agreement or limited partnership agreement, as the case may be, of any Predecessor Entity. The Formation Documents are sufficient to effect the transfer to the Company or Operating Partnership of all direct or indirect interests in the Properties and other assets specified therein upon payment of the consideration therefor.

               (g) Pursuant to the Formation Documents, the Company or the Operating Partnership will acquire, as of the First Delivery Date (as defined herein), all of the direct and indirect interests of each of the Contributors or Optionors named therein in each of the Predecessor Entities in which such Contributors or Optionors owned an interest, in each case free and clear of any liens, restrictions, encumbrances or security interests (a) set forth in the limited liability company agreement or limited partnership agreement, as the case may be, governing such Predecessor Entities, or (b) reflected on the books or limited liability company or limited partnership registry of any Predecessor Entity. None of the interests held by any person in any Predecessor Entity and being acquired by the Company or the Operating Partnership are evidenced by certificates and no such interests constitute "certificated" securities under

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          the Uniform Commercial Code.

               (h) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform in all material respects to the description thereof contained in the Prospectus; and all of the issued partnership interests of the Operating Partnership (the "Partnership Interests") have been duly and validly authorized and issued and are fully paid and, with respect to the Partnership Interests owned by the Company are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

               (i) The shares of the Stock to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein will be duly and validly issued, fully paid and non-assessable; and the Stock will conform in all material respects to the description thereof contained in the Prospectus.

               (j) The limited partnership interests in the Operating Partnership (the "Units") to be issued in connection with the Formation Transactions and the Partnership Interests to be issued to the Company, have been duly authorized for issuance by the Operating Partnership to the holders or prospective holders thereof, and at each Delivery Date will be validly issued and fully paid. Immediately after the First Delivery Date, [__________] Units will be issued and outstanding. The Units have been and will be offered and sold on or prior to the First Delivery Date in compliance with all applicable laws (including, without limitation, federal and state securities laws).

               (k) None of the Company or the Operating Partnership is in violation of its charter, by-laws, certificate of limited partnership, articles of organization, operating agreement or partnership agreement, as the case may be, and none of the Company or the Operating Partnership is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which such entity is a party or by which such entity may be bound, or to which any of the property or assets of such entity is subject, except for such defaults that would not have a Material Adverse Effect.

               (l) This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership.

               (m) The execution, delivery and performance of this Agreement by the Company and the Operating Partnership and the consummation of

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          the transactions contemplated hereby including the Formation
          Transactions will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or the Operating Partnership is a party or by which the Company or the Operating Partnership is bound or to which any of the property or assets of the Company, the Operating Partnership or any of their subsidiaries is subject, (except for such conflicts, breaches, violations or defaults that (i) would not have a Material Adverse Effect, (ii) relate to mortgage indebtedness to be repaid in full with a portion of the net proceeds from the sale of the Stock and the Mortgage Financing as reflected in the "Use of Proceeds" section of the Prospectus, or (iii) relate to agreements or instruments that are terminable at will or upon 30 days notice); nor will such actions result in any violation of the provisions of the charter, by-laws or partnership agreement of the Company or the Operating Partnership or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or the Operating Partnership or any of the properties, assets or business to be owned by them following completion of the Formation Transactions; and except for (a) the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and applicable state and foreign securities laws in connection with the purchase and distribution of the Stock by the Underwriters, (b) consents, approvals, authorizations, orders, filings or registrations that will be completed prior to the Closing Date and
          (c) such consents, approvals, authorizations, orders, filings or registrations, the absence of which, individually or in the aggregate would not have a Material Adverse Effect, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body or any other person is required for the execution, delivery and performance of this Agreement by the Company and the Operating Partnership and the consummation of the transactions contemplated hereby, including the Formation Transactions.

               (n) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

               (o)  Except as described in the Prospectus and 100 shares

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          (which will be repurchased at the closing) issued to Mr. Ziman, the
          Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act.

               (p) Since the date of the latest audited financial statements included in the Prospectus, (i) there has been no material adverse change in the financial condition, results of operation or business of the Company or the Operating Partnership or any Predecessor Entity, whether or not arising in the ordinary course of business, (ii) no material casualty loss or material condemnation or other material adverse event with respect to any Property has occurred, (iii) there have been no transactions or acquisitions entered into by the Company or the Operating Partnership other than those in the ordinary course of business, which are material with respect to such entity, except in connection with the Formation Transactions, (iv) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its stock or by the Operating Partnership with respect to its partnership interests and (v) there has been no change in the stock of the Company or the partnership interests of the Operating Partnership, or any increase in the indebtedness of the Company or the Operating Partnership, except in connection with the Formation Transactions.

               (q) The financial statements and pro forma financial information (including all necessary pro forma adjustments and including the related notes and supporting schedules) filed as part of the Registration Statement or included in the Prospectus present fairly the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved and all adjustments necessary for a fair presentation of results for such periods have been made. The financial information set forth in the Prospectus presents fairly the information shown therein and has been prepared on an accounting basis consistent with such financial statements and the books and records of the respective entities presented therein. The pro forma financial statements and other information included in the Prospectus have been prepared in accordance with the applicable requirements of Rules 11-01 and 11-02 of Regulation S-X under the Securities Act, and the necessary pro forma adjustments have been properly applied to the historical amounts in the compilation of such information. Other than the historical and pro forma financial statements (and schedules) included therein, no other historical or pro forma financial statements (or schedules) are required by the Securities Act or the Rules and Regulations to be included in the Registration Statement.

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               (r)  Ernst & Young LLP, who have certified certain financial statements included in the Registration Statement, whose report appears in the Prospectus and who have delivered the initial letter referred to in Section 8(g) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations during the periods covered by the financial statements on which they reported contained in the Prospectus.

               (s) (i) The Company and the Operating Partnership, upon consummation of the Formation Transactions, will have good and marketable title in fee simple to all real property and will own all personal property in each case owned by or as contemplated in the Prospectus to be owned by them on the First Delivery Date, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Operating Partnership (except for such real property, buildings and personal property as are described in subparagraph (ii) below); and (ii) all real property, buildings and personal property held under lease by the Company and the Operating Partnership are held by them under valid, existing and enforceable leases in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus, and such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and the Operating Partnership.

               (t) Except as described in the Prospectus, the Company and the Operating Partnership carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of Properties held or contemplated in the Prospectus to be held by them following the Formation Transactions and as is customary for companies engaged in similar businesses in similar industries.

               (u) The Company and the Operating Partnership own, possess or can acquire on reasonable terms, adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others, which conflict (if the subject of any unfavorable decision, ruling or finding) would result in a Material Adverse Effect.

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               (v)  Except as described in the Prospectus, there are no legal or governmental proceedings pending to which the Company or the Operating Partnership is a party or of which any property or assets of the Company or the Operating Partnership or any of the property, assets or business contemplated in the Prospectus to be owned by them after the Formation Transactions is the subject which, if determined adversely to the Company or the Operating Partnership, would have a Material Adverse Effect; and to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

               (w) Upon completion of the Formation Transactions and the sale of Stock hereunder, the Company will be organized in conformity with the requirements for qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"), and its proposed method of operation will enable it to meet the requirements for taxation as a real estate investment trust under the Code for its taxable periods beginning or otherwise including the period after the Effective Date. All statements in the Prospectus regarding the Company's qualification as a REIT are true, complete and correct in all material respects.

               (x) There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described in the Prospectus or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Rules and Regulations.

               (y) No relationship, direct or indirect, exists between or among the Company or the Operating Partnership on the one hand, and the directors, officers, stockholders (in the case of the Company), limited partners (in the case of the Operating Partnership), customers or suppliers of the Company or the Operating Partnership on the other hand, which is required to be described in the Prospectus which is not so described.

               (z) There is (i) no material unfair labor practice complaint pending against the Company, the Operating Partnership or any Predecessor Entity nor, to the best knowledge of the Company, threatened against any of them before the National Labor Relations Board or any state or local labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company, the Operating Partnership or any Predecessor Entity or, to the best knowledge of the

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          Company, threatened against any of them, (ii) no material strike, labor dispute, slowdown or stoppage pending against the Company, the Operating Partnership or any Predecessor Entity nor, to the best knowledge of the Company, threatened against the Company, the Operating Partnership or any Predecessor Entity which in any case would have a Material Adverse Effect.

               (aa) The Company and the Operating Partnership are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or the Operating Partnership would have any liability; the Company or the Operating Partnership has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Code including the regulations and published interpretations thereunder; and each "pension plan" for which the Company or the Operating Partnership would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except for such noncompliance, reportable events, liabilities, or failures to qualify that would not result in a Material Adverse Effect.

               (ab) The Company, the Operating Partnership and each Predecessor Entity have filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and have paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company or the Operating Partnership which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or the Operating Partnership would have) a Material Adverse Effect.

               (ac) Since the date as of which information is given in the Prospectus through the date hereof, and except as may otherwise be disclosed in the Prospectus, the Company and the Operating Partnership have not (i) issued or granted any securities, (ii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any transaction not in the ordinary course of business which is material to the Company and the Operating Partnership, taken as a whole or (iv) declared or paid any dividend on their stock.

               (ad) The Company and the Operating Partnership and the

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          Predecessor Entities (i) make and keep books and records which are accurate in all material respects and (ii) maintain internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of their financial statements and to maintain accountability for their assets, (C) access to their assets is permitted only in accordance with management's authorization and (D) the reported accountability for their assets is compared with existing assets at reasonable intervals.

               (ae) Neither the Company nor the Operating Partnership is, or will be following consummation of the Formation Transactions, (i) in violation of its charter, partnership agreement, by-laws or other similar documents, (ii) in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) in violation in any material respect of any law, ordinance, governmental rule, permit, license, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business.

               (af) Neither the Company nor the Operating Partnership, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or the Operating Partnership, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

               (ag) Except as disclosed in the Prospectus, there has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company, the Operating Partnership, any Predecessor Entity or any of their subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest or any other person) at, upon or from any of the property now or previously owned or leased by the Company, the Operating Partnership, any Predecessor Entity or any of their subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require any

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          removal, remedial or other response action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or response action which would not have singularly or in the aggregate with all such violations and response actions, a Material Adverse Effect; there also has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company, the Operating Partnership, any Predecessor Entity or any of their subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at or upon any property owned by anyone else in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require any removal, remedial or other response action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or response action which would not have singularly or in the aggregate with all such violations and response actions, a Material Adverse Effect; there has been no material spill, discharge, leak, emission, injection, escape, placement, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company, the Operating Partnership, any Predecessor Entity or any of their subsidiaries or with respect to which the Company, the Operating Partnership, any Predecessor Entity or any of their subsidiaries have knowledge, except for any such spill, discharge, leak, emission, injection, escape, placement, dumping or release which would not have singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, placements, dumpings and releases, a Material Adverse Effect; and the terms "hazardous wastes," "toxic wastes," "hazardous substances" and "medical wastes" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection. There are no underground storage tanks located on or in the Properties except such tanks the existence of which would not have a Material Adverse Effect. None of the Predecessor Entities (other than NAMIZ, Inc.) owns or operates, or has owned or operated, any real property other than the Properties.

               (ah) Neither the Company, the Operating Partnership nor any of their subsidiaries is an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

               (ai) The Stock has been approved for listing on the New York Stock Exchange, Inc. subject to official notice of issuance.

               (aj) Neither of the Company nor the Operating Partnership, nor any of their directors, officers or controlling persons, has taken or will take, directly or indirectly, any action resulting in a violation of Rule 10b-6 under the Exchange Act, or designed to cause or result in, or that has constituted or that reasonably might be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Stock.

               (ak) All of the representations and warranties of the Company and the Operating Partnership contained in the Formation Documents set forth on Schedule 2 hereof are true and correct in all material respects.

               (al) No real estate transfer or similar taxes are or will become due and payable by the Company, the Operating Partnership or any Predecessor Entity as a result of the acquisition by the Operating Partnership or any affiliate thereof of any direct or indirect interest in any of the Properties or any Predecessor Entity in connection with the Formation Transactions, except for such taxes which, in the aggregate, will not exceed $125,000.

               (am) Except as described in the Prospectus, the Operating Partnership is not currently prohibited, directly or indirectly, from paying any dividends or distributions to the Company to the extent permitted by applicable law, from making any other distribution on the Operating Partnership's partnership interests, from repaying to the Company any loans or advances to the Operating Partnership from the Company or from transferring any of the Operating Partnership's property or assets to the Company.

               (an) The Company, the Operating Partnership and any Predecessor Entity are currently in substantial compliance with all presently applicable provisions of the Americans with Disabilities Act and no failure of the Company, the Operating Partnership or any Predecessor Entity to comply with all presently applicable provisions of the Americans with Disabilities Act would result in a Material Adverse Effect.

               (ao) On the First Delivery Date, each of the Formation Documents will have been duly and validly authorized, executed and delivered by the Company and the Operating Partnership and will be a valid and binding agreement, enforceable in accordance with its terms.

          2. PURCHASE OF THE STOCK BY THE UNDERWRITERS. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell 18,847,500 shares of the Firm Stock to the several Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase the number of shares of the Firm Stock set forth opposite that Underwriter's name in Schedule 1 hereto. The respective purchase obligations of the Underwriters with respect to the Firm Stock shall be rounded among the Underwriters to avoid fractional shares, as the Representatives may determine.

          In addition, the Company grants to the Underwriters an option to purchase up to 2,827,000 shares of Option Stock. Such option is granted solely for the purpose of covering over-allotments in the sale of Firm Stock and is exercisable as provided in Section 5 hereof. Shares of Option Stock shall be purchased severally for the account of the Underwriters in proportion to the number of shares of Firm Stock set forth opposite the name of such Underwriters in Schedule 1 hereto. The respective purchase obligations of each Underwriter with respect to the Option Stock shall be adjusted by the Representatives so that no Underwriter shall be obligated to purchase Option Stock other than in 100 share amounts. The price of both the Firm Stock and any Option Stock shall be $_____ per share.

          The Company shall not be obligated to deliver any of the Stock to be delivered on the First Delivery Date or the Second Delivery Date (as hereinafter defined), as the case may be, except upon payment for all the Stock to be purchased on such Delivery Date as provided herein.

          3. RETENTION OF QUALIFIED INDEPENDENT UNDERWRITERS. The Company hereby confirms its engagement of Dean Witter Reynolds Inc. as, and Dean Witter Reynolds Inc. hereby confirms its agreement with the Company to render services as, "qualified independent underwriter" within the meaning of Rule 2710(c)(8) of the Conduct Rules of the National Association of Securities Dealers, Inc. with respect to the offering and sale of Stock. Dean Witter Reynolds Inc., solely in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the "Independent Underwriter."

          4. OFFERING OF STOCK BY THE UNDERWRITERS. Upon authorization by the Representatives of the release of the Firm Stock, the several Underwriters propose to offer the Firm Stock for sale upon the terms and conditions set forth in the Prospectus.

          It is understood that 500,000 shares of the Firm Stock will initially be reserved by the several Underwriters for offer and sale upon the terms and conditions set forth in the Prospectus and in accordance with the rules and regulations of the National Association of Securities Dealers, Inc. to employees and persons having business relationships with the Company, the Operating Partnership and their subsidiaries who have heretofore delivered to the Representatives offers or indications of interest to purchase shares of Firm Stock in form satisfactory to the Representatives, and that any allocation of such Firm Stock among such persons will be made in accordance with timely directions received by the Representatives from the Company; PROVIDED, that under no circumstances will the Representatives or any Underwriter be liable to the Company or to any such person for any action taken or omitted in good faith in connection with such offering to employees and persons having business relationships with the Company, the Operating Partnership and their subsidiaries. It is further understood that any shares of such Firm Stock which are not purchased by such persons will be offered by the Underwriters to the public upon the terms and conditions set forth in the Prospectus.

          5. DELIVERY OF AND PAYMENT FOR THE STOCK. Delivery of and payment for the Firm Stock shall be made at the office of Lehman Brothers Inc., Three World Financial Center, New York, New York 10285, at 10:00 A.M., New York City time, on the fourth full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Company. This date and time are sometimes referred to as the "First Delivery Date." On the First Delivery Date, the Company shall deliver or cause to be delivered certificates representing the Firm Stock to the Representatives for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer of federal same-day funds to an account or accounts previously designated in writing to Lehman Brothers Inc. by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Firm Stock shall be registered in such names and in such denominations as the Representatives shall request in writing not less than two full business days prior to the First Delivery Date. For the purpose of expediting the checking and packaging of the certificates for the Firm Stock, the Company shall make the certificates representing the Firm Stock available for inspection by the Representatives in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the First Delivery Date.

          At any time on or before the thirtieth day after the date of this Agreement, the option granted in Section 2 may be exercised by written notice being given to the Company by the Representatives. Such notice shall set forth the aggregate number of shares of Option Stock as to which the option is being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of Option Stock are to be issued and the date and time, as determined by the Representatives, when the shares of Option Stock are to be delivered; PROVIDED, HOWEVER, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fourth business day after the date on which the option shall have been exercised. The date and time the shares of Option Stock are delivered are sometimes referred to as the "Second Delivery Date" and the First Delivery Date and the Second Delivery Date are sometimes each referred to as a "Delivery Date."

          Delivery of and payment for the Option Stock shall be made at the place specified in the first sentence of the first paragraph of this Section 5 (or at such other place as shall be determined by agreement between the Representatives and the Company) at 10:00 A.M., New York City time, on the Second Delivery Date. On the Second Delivery Date, the Company shall deliver or cause to be delivered the certificates representing the Option Stock to the Representatives for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer of federal same-day funds to an account or accounts previously designated to Lehman Brothers Inc. in writing by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Option Stock shall be registered in such names and in such denominations as the Representatives shall request in the aforesaid written notice. For the purpose of expediting the checking and packaging of the certificates for the Option Stock, the Company shall make the certificates representing the Option Stock available for inspection by the Representatives in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the Second Delivery Date.


          6.   FURTHER AGREEMENTS OF THE COMPANY.  The Company agrees:

               (a) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

               (b) To furnish promptly to each of the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

               (c) To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement) and (ii) each of the Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Stock or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Stock at any time nine months or more after the Effective Time, upon request of the Representatives but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as the Representatives may reasonably request of an amended or supplemented prospectus complying with
          Section 10(a)(3) of the Securities Act.

               (d) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the reasonable judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission.

               (e) Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus or any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing.

               (f) As soon as practicable after the Effective Date but in any event not later than 45 days after the end of the Company's fiscal quarter in which the first anniversary date of the Effective Date occurs, to make generally available to the Company's security holders and to deliver to the Representatives an earning statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

               (g) For a period of five years following the Effective Date, to furnish to the Representatives copies of all materials furnished by the Company to its security holders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange upon which the Common Stock may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder.

               (h) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Stock for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; PROVIDED, that in connection therewith the Company shall not be required to take any action that would subject it to income taxation in such jurisdictions, qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

               (i) For a period of 180 days from the date of the Prospectus, not to, directly or indirectly, offer for sale, sell or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (other than the Stock offered hereby and shares issued pursuant to the Stock Incentive Plan existing on the date hereof), or sell or grant options, rights or warrants with respect to any shares of Common Stock (other than the grant of options pursuant to the Stock Incentive Plan existing on the date hereof), without the prior written consent of Lehman Brothers Inc.

               (j) Prior to the Effective Date, to apply for the listing of the Stock on the New York Stock Exchange, and to use its best efforts to complete that listing, subject only to official notice of issuance, prior to the First Delivery Date.

               (k) Prior to filing with the Commission any reports on Form SR pursuant to Rule 463 of the Rules and Regulations, to furnish a copy thereof to the counsel for the Underwriters and receive and consider its comments thereon, and to deliver promptly to the Representatives a signed copy of each report on Form SR filed by it with the Commission.

               (l) To apply the net proceeds from the sale of the Stock being sold by the Company as set forth in the Prospectus.

               (m) To take such steps as shall be necessary to ensure that neither the Company, the Operating Partnership nor any subsidiary shall become an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

          7. EXPENSES. The Company agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Stock and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement; (d) the costs of printing, photocopying and distributing this Agreement and any other related documents in connection with the offering, purchase, sale and delivery of the Stock; (e) the fees and expenses (including reasonable attorneys' fees) incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of sale of the Stock; (f) any applicable listing or other fees; (g) the fees and expenses of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 6(h) and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (h) all costs and expenses of the Underwriters, including fees and disbursements of counsel for the Underwriters, incident to the offer and sale of shares of the Stock by the Underwriters to employees and persons having business relationships with the Company, the Operating Partnership and their subsidiaries as described in Section 4; and (i) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; PROVIDED that, except as provided in this Section 7 and in
Section 12 the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the Underwriters.

          8. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company and the Operating Partnership contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

               (a) The Registration Statement shall have become effective and the Representatives shall have received notice thereof, not later than the first full business day next following the date of this Agreement or such later date as shall be consented to in writing by the Representatives. The Prospectus shall have been timely filed with the Commission in accordance with Section 6(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

               (b) No Underwriter shall have discovered and disclosed to the Company on or prior to such Delivery Date that the Registration Statement or any amendment thereto contains an untrue statement of a fact which, in the opinion of Hogan & Hartson L.L.P., counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading or that the Prospectus and any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of Hogan & Hartson L.L.P., counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements, in light of the circumstances under which they were made, not misleading.

               (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Formation Documents, the Stock, the Registration Statement and the Prospectus, and all other legal matters and agreements relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

               (d) Latham & Watkins shall have furnished to the Representatives its written opinion, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

                         (i) The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT. The Company has full corporate power to conduct its business as described in the Prospectus. Based solely on certificates from public officials, the Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of California;

                    (ii) The Operating Partnership is a limited partnership duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT. The Operating Partnership has full power as a limited partnership to conduct its business as described in the Prospectus. Based solely on certificates from public officials, the Operating Partnership is duly qualified as a foreign limited partnership to transact business and is in good standing in the State of California;

                         (iii) The Company has an authorized capitalization as set forth in the line items "Preferred Stock" and "Common Stock" under the caption "Capitalization" in the Prospectus, and all of the issued shares of stock of the Company (including the shares of Stock being delivered on such Delivery Date) have been duly and validly authorized and, assuming receipt of consideration therefor as provided in the resolutions authorizing issuance thereof of the board of directors of the Company, are validly issued, are fully paid and non-assessable and conform in all material respects to the description thereof contained in the Prospectus under the caption "Capital Stock"; and all of the issued stock or Partnership Interests of the Operating Partnership and of each subsidiary of the Company have been duly and validly authorized, assuming receipt of consideration therefor as provided in the resolutions authorizing issuance thereof of the board of directors of the Company, as general partner of the Operating Partnership, or by the board of directors of such subsidiary, are fully paid and (except as set forth in the Prospectus) are owned of record by the Company; and to the knowledge of such counsel, based solely on an officer's certificate, are owned free and clear of all liens, encumbrances, equities or claims;

                         (iv) Except as set forth in the Prospectus, there are
               no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of the Stock pursuant to the Company's charter or by-laws or any agreement or other instrument to which the Company is a party known to such counsel;

                         (v) Except as set forth in the Prospectus, there are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any Units pursuant to the Operating Partnership Agreement or any agreement or other instrument to which the Operating Partnership is a party known to such counsel;

                    (vi) To such counsel's knowledge based solely on an
               officer's certificate and review of attorney letters furnished to the Company's independent public accountants in connection with their audit of financial statements, and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or the Operating Partnership is a party or of which any property or assets of the Company or the Operating Partnership is the subject which, if determined adversely to the Company or the Operating Partnership, would have a Material Adverse Eeffect; and, to such counsel's knowledge, based solely on an officer's certificate, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

                         (vii) The Registration Statement was declared effective under the Securities Act as of the date and time specified in such opinion, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion on the date specified therein and no stop order suspending the effectiveness of the Registration Statement has been issued and, to the knowledge of such counsel, no proceeding for that purpose is pending or threatened by the Commission;

                         (viii) The Registration Statement at the date it became effective and at the date of any amendment thereto made by the Company prior to such Delivery Date (other than the financial statements and related schedules and other financial and statistical information and data (collectively, "Financial Data") included therein, as to which such counsel need express no opinion) complied, and the Prospectus as of its date and at the date of any supplement thereto made by the Company prior to such Delivery Date (other than the Financial Data, as to which counsel need express no opinion) complied as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations;

                         (ix) The statements contained in the Prospectus under
               the caption "FEDERAL INCOME TAX CONSEQUENCES" AND "RISK FACTORS -
               - ADVERSE CONSEQUENCES OF FAILURE TO QUALIFY AS A REIT; OTHER TAX LIABILITIES," insofar as they describe federal statutes, rules and regulations, constitute a fair summary thereof and the opinion of such counsel filed as Exhibit 8.1 to the Registration Statement is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them. The information in the Prospectus under the captions "CAPITAL STOCK" and "SHARES AVAILABLE FOR FUTURE SALE," to the extent that it constitutes matters of law or legal conclusions, has been reviewed by such counsel and is correct in all material respects. The statements contained in the Prospectus under the heading "CERTAIN PROVISIONS OF MARYLAND LAW AND THE COMPANY'S CHARTER AND BYLAWS," insofar as they describe Maryland statutory law are correct in all material respects;

                         (x) To such counsel's knowledge, there are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described or filed as exhibits to the Registration Statement;

                    (xi) This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership;

                    (xii) The issuance and sale of the shares of Stock being delivered on such Delivery Date by the Company and the compliance by the Company and the Operating Partnership with all of the provisions of this Agreement and the consummation of the Formation Transactions by the Company and the Operating Partnership will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument filed as an exhibit to the Registration Statement, any Formation Document or any management contract related to a Managed Property, except for such conflicts, breaches, violations or defaults that (i) would not have a Material Adverse Effect, (ii) relate to mortgage indebtedness to be repaid in full with a portion of the net proceeds from the sale of the Stock and the Mortgage Financing as reflected in the "Use of Proceeds" section of the Prospectus, or (iii) relate to agreements or instruments that are terminable at will or upon 30 days notice, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or the Agreement of Limited Partnership of the Operating Partnership or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or the Operating Partnership or any of their properties or assets; and, except for (a) the registration of the Stock under the Securities Act, such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state and foreign securities laws in connection with the purchase and distribution of the Stock by the Underwriters, (b) consents, approvals, authorizations, orders, filings or registrations that will be completed prior to the Closing Date and (c) such consents, approvals, authorizations, orders, filing or registrations, the absence of which, individually or in the aggregate would not have a Material Adverse Effect, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body or any other person is required for the execution, delivery and performance of this Agreement by the Company and the Operating Partnership, and the consummation of the Formation Transactions;

                    (xiii) To such counsel's knowledge based solely on a
               certificate from a officer of the Company, other than as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act;

                    (xiv) Neither the Company, the Operating Partnership nor any of their subsidiaries is, after giving effect to the Formation Transactions, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

                    (xv) The issuances of securities described in Items 31 and 32 of the Registration Statement were not at the time of issue, and are not as of the Delivery Date, required to be registered under the Securities Act;

                    (xvi) The transfer of interests pursuant to the Formation Documents does not violate the limited liability agreement or limited partnership agreement, as the case may be, of any Predecessor Entity.

                    (xvii) The offer and sale of the Units on or prior to the
               First Delivery Date did not result in any violation of any statute or any order, rule or regulation (including, without limitation, federal and state securities laws) known to such counsel of any court or governmental body having jurisdiction over the Company or the Operating Partnership or any of their properties or assets. The terms of the Units conform in all material respects to all statements and descriptions related thereto contained in the Prospectus.

          In rendering such opinion, such counsel may (i) state that its opinion, as applicable, is limited to matters governed by the Federal securities and tax laws of the United States of America, the corporate and partnership laws of the State of California and the State of Maryland and that such counsel is not admitted in the State of Maryland; and (ii) rely (to the extent such counsel deems proper and specifies in its opinion), as to matters involving the application of the laws of the State of Maryland upon the opinion of Ballard Spahr Andrews & Ingersoll, Baltimore, Maryland, PROVIDED that such Maryland counsel furnishes a copy of its opinion to the

          Representatives. Such counsel shall also have furnished to the Representatives a written statement, addressed to the Underwriters and dated such Delivery Date, in form and substance satisfactory to the Representatives, to the effect that (x) such counsel has acted as counsel to the Company in connection with the preparation of the Registration Statement and participated in conferences with certain officers and representatives of the Company and the Operating Partnership, representatives of Ernst & Young LLP and representatives of the Underwriters at which the Registration Statement and the Prospectus and related matters were discussed and (y) during the course of such counsel's participation (relying as to factual matters as to materiality to a large extent upon the statements of officers and other representatives of the Company), no facts have come to the attention of such counsel which led it to believe that (i) the Registration Statement (other than the Financial Data and data from the C&W Market Study, as to which such counsel need make no statement), as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) the Prospectus as of the Delivery Date (other than the Financial Data and data from the C&W Market Study, as to which such counsel need make no statement) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing opinion and statement may be qualified by a statement to the effect that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and has not made any independent judgment, check or verification thereof except to the extent set forth in paragraph (ix) above.

               (e) The Representatives shall have received from Hogan & Hartson L.L.P., counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

               (f) At the time of execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

               (g) With respect to the letter of Ernst & Young LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the "initial letter"), the Company shall have furnished to the Representatives a letter (the "bring-down letter") of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

               (h) The Company shall have furnished to the Representatives a letter of Cushman & Wakefield of California, Inc., addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent real estate service experts retained by the Company, and
          (ii) confirming the conclusions and findings of such firm with respect to the information and other matters contained in the Prospectus attributed to them.

               (i) The Company shall have furnished to the Representatives a certificate, dated such Delivery Date, of its Chairman of the Board, its President or a Vice President and its chief financial officer stating on behalf of the Company that:

                         (i) The representations, warranties and agreements of the Company in Section 1 are true and correct as of such Delivery Date; the Company has complied with all its agreements contained herein; and the conditions set forth in Sections 8(a) and 8(l) have been fulfilled; and

                         (ii) They have carefully examined the Registration
               Statement and the Prospectus and, in their opinion (A) as of the Effective Date, the Registration Statement did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the Prospectus as of the Delivery Date did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (C) since the Effective Date no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus.

               (j) (i) Neither the Company, the Operating Partnership nor any of their subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with their business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or (ii) since such date there shall not have been any change in the stock, partnership interests or long-term debt of the Company, the Operating Partnership or any of their subsidiaries or any change, or any development involving a prospective change in, or affecting the general affairs, management, financial position, stockholders' equity, partners' equity or results of operations of the Company, the Operating Partnership and their subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

               (k) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, Inc. or the American Stock Exchange, Inc. or on the Nasdaq Stock Market, Inc., or trading in any securities of the Company on any exchange or on the Nasdaq Stock Market, Inc., shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal, New York or California authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of a majority in interest of the several Underwriters, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

               (l) The New York Stock Exchange, Inc. shall have approved the Stock for listing, subject only to official notice of issuance and evidence of satisfactory distribution.

               (m) All of the Formation Transactions shall have occurred prior to, or shall occur simultaneously with, the First Delivery Date.

               (n) All of the representations and warranties contained in the agreements set forth on Schedule 2 shall be true and correct in all material respects, and all of the conditions to closing contained in the agreements set forth on Schedule 2 shall have been satisfied or waived, with the waiver of such conditions having been approved by the Underwriters.

               (o) The Company shall have delivered to the Underwriters under separate cover at or prior to the Delivery Date any and all officers' and other certificates delivered by the Company, the Operating Partnership, their subsidiaries or its affiliates to Latham & Watkins, Ballard Spahr Andrews & Ingersoll and Ernst & Young LLP on which such firms relied in rendering opinions or in preparing financial statements in connection with the Formation Transactions, including the offering of Stock.

               (p) Each of Messrs. Ziman and Coleman and NAMIZ, Inc. shall have delivered lock-up agreements to Lehman Brothers Inc., pursuant to which each such person shall agree not to, directly or indirectly, offer for sale, sell or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or Units for a period of two (2) years from the date of the Prospectus, without the prior written consent of Lehman Brothers Inc.

          All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

          9.   INDEMNIFICATION AND CONTRIBUTION.

               (a) The Company and the Operating Partnership, jointly and severally, shall indemnify and hold harmless each Underwriter, its officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (B) in any blue sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company) specifically for the purpose of qualifying any or all of the Stock under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a "Blue Sky Application"), (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading or
(iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (PROVIDED that the Company and the Operating Partnership shall not be liable under this clause (iii) to the extent that is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct) and shall reimburse each Underwriter and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; PROVIDED, HOWEVER, that the Company and the Operating Partnership shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, or in any Blue Sky Application, in reliance upon and in conformity with written information specified in Section 9(e) furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein; PROVIDED FURTHER, that the foregoing indemnity with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage or liability purchased the Stock which is the subject thereof if such person did not receive a copy of the Prospectus (or the

Prospectus as supplemented) at or prior to the confirmation of the sale of such Stock to such person in any case where such delivery is required by the Securities Act and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as supplemented). The foregoing indemnity agreement is in addition to any liability which the Company or the Operating Partnership may otherwise have to any Underwriter or to any officer, employee or controlling person of that Underwriter.

          The Company and the Operating Partnership, jointly and severally, also will indemnify and hold harmless the Independent Underwriter, its officers and employees and each person, if any, who controls the Independent Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments incurred as a result of the Independent Underwriter's participation as a "qualified independent underwriter" within the meaning of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. in connection with the offering of the Stock, except for any losses, claims, damages, liabilities and judgments resulting form the Independent Underwriter's or such controlling person's willful misconduct or gross negligence.

          (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, the Operating Partnership, each of their respective officers and employees, each of the Company's directors (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon,
(i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (B) in any Blue Sky Application or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information specified in Section 9(e) furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, and shall reimburse the Company and any such director, officer, employee or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.

          (c) Promptly after receipt by an indemnified party under this Section 9 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the claim or the commencement of that action; PROVIDED, HOWEVER, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 9 except to the extent it has been materially prejudiced by such failure and, PROVIDED FURTHER, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 9. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; PROVIDED, HOWEVER, that the Representatives shall have the right to employ a single counsel to represent jointly the Representatives and those other Underwriters and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company or the Operating Partnership under this Section 9 if, in the reasonable judgment of the Representatives, it is advisable for the Representatives and those Underwriters, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company or the Operating Partnership; PROVIDED FURTHER, that, if indemnity is sought pursuant to the second paragraph of Section 9(a), then, in addition to such counsel for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate counsel (in addition to any necessary local counsel) for the Independent Underwriter in its capacity as a "qualified independent underwriter," its officers and employees and all persons, if any, who control the Independent Underwriter within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, if, in the reasonable judgment of the Independent Underwriter there may exist a conflict of interest between the Independent Underwriter and the other indemnified parties. In the case of any such separate counsel for the Independent Underwriter and such control persons of the Independent Underwriter, such counsel shall be designated in writing by the Independent Underwriter. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld or delayed), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

          (d) If the indemnification provided for in this Section 9 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 9(a) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriters on the other hand from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership on the one hand and the Underwriters on the other hand with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriters on the other hand with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company and the Operating Partnership, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the shares of the Stock purchased under this Agreement and any financial advisory fees received by any Underwriter, on the other hand, bear to the total gross proceeds from the offering of the shares of the Stock under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Operating Partnership or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. For purposes of the preceding two sentences, the net proceeds deemed to be received by the Company shall be deemed to be also for the benefit of the Operating Partnership and information supplied by the Company shall also be deemed to have been supplied by the Operating Partnership. The Company and the Underwriters agree that Dean Witter Reynolds Inc. will not receive any additional benefits hereunder for serving as the Independent Underwriter in connection with the offering and sale of the Stock. The Company, the Operating Partnership and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 9(d) shall be deemed to include, for purposes of this Section 9(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 9(d) are several in proportion to their respective underwriting obligations and not joint.

          (e) The Underwriters severally confirm and the Company and the Operating Partnership acknowledge that the statements with respect to the public offering of the Stock by the Underwriters set forth on the cover page of, the legend concerning over-allotments on the inside front cover page of, under the caption "Underwriting" in and concerning the affiliation of Lehman Brothers Holdings, Inc. with Lehman Brothers Inc. in the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company and the Operating Partnership by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

          10.  DEFAULTING UNDERWRITERS.

          If, on either Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Stock which the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of shares of the Firm Stock set forth opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of shares of the Firm Stock set forth opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; PROVIDED, HOWEVER, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Stock on such Delivery Date if the total number of shares of the Stock which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of shares of the Stock to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of shares of the Stock which it agreed to purchase on such Delivery Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Stock to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase the shares which the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to the Second Delivery Date, the obligation of the Underwriters to purchase, and of the Company to sell, the Option Stock) shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 7 and 12. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in
Schedule 1 hereto who, pursuant to this Section 10, purchases Firm Stock which a defaulting Underwriter agreed but failed to purchase.

          Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other underwriters are obligated or agree to purchase the Stock of a defaulting or withdrawing Underwriter, either the Representatives or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

          11. TERMINATION. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 8(j) or 8(k), shall have occurred or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.

          12. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If the Company shall fail to tender the Stock for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company or the Operating Partnership to perform any agreement on its part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Company or the Operating Partnership is not fulfilled (other than the conditions set forth in Section 8(k)), the Company and the Operating Partnership will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company and the Operating Partnership shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to Section 10 by reason of the default of one or more Underwriters, neither the Company nor the Operating Partnership shall be obligated to reimburse any defaulting Underwriter on account of those expenses.

          13. NOTICES, ETC. All statements, requests, notices and agreements hereunder shall be in writing, and:

               (a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., Three World Financial Center, New York, New York 10285, Attention: Syndicate Department (Fax: 212-526-6588), with a copy, in the case of any notice pursuant to Section 9(d), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., Three World Financial Center, 10th Floor, New York, NY 10285;

               (b) if to the Company or to the Operating Partnership, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement,
          Attention: Richard S. Ziman (Fax:  (310) 274-6218);

PROVIDED, HOWEVER, that any notice to an Underwriter pursuant to Section 9(d) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company and the Operating Partnership shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Lehman Brothers Inc. on behalf of the Representatives.

          14. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and the Operating Partnership. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company and the Operating Partnership contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter or the Independent Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 9(b) of this Agreement shall be deemed to be for the benefit of officers, employees and directors of the Company and the Operating Partnership, (including persons named in the Registration Statement with their consent as about to become a director of the Company) and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 14, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

          15. SURVIVAL. The respective indemnities, representations, warranties and agreements of the Company, the Operating Partnership and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

          16. DEFINITION OF THE TERMS "BUSINESS DAY" AND "SUBSIDIARY." For purposes of this Agreement, (a) "business day" means any day on which the New York Stock Exchange, Inc. is open for trading and (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations and, when used in reference to subsidiaries of the Company or the Operating Partnership, includes the entities listed on Schedule 4.

          17. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

          18. COUNTERPARTS. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

          19. HEADINGS. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

          If the foregoing correctly sets forth the agreement among the Company, the Operating Partnership and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

                                        Very truly yours,

                                        ARDEN REALTY GROUP, INC.


                                        By:
                                           Name:
                                           Title:

                                        ARDEN REALTY GROUP LIMITED
                                        PARTNERSHIP, the Operating Partnership


                                        By:  Arden Realty Group, Inc., its
                                        General Partner


                                        By:
                                           Name:
                                           Title:


Accepted:

LEHMAN BROTHERS INC.
ALEX. BROWN & SONS INCORPORATED
DEAN WITTER REYNOLDS INC.
A.G. EDWARDS & SONS, INC.
SMITH BARNEY INC.
EVEREN  SECURITIES INC.
LEGG MASON WOOD WALKER INCORPORATED
RAYMOND JAMES & ASSOCIATES, INC.


For themselves and as Representatives
of the several Underwriters named
in Schedule 1 hereto

     By:
          Lehman Brothers Inc.


     By:
          AUTHORIZED REPRESENTATIVE

                                   SCHEDULE 1


Number of
Underwriters                                                     Shares
------------                                                     --------

Lehman Brothers Inc.
Alex. Brown & Sons Incorporated
Dean Witter Reynolds Inc.
A.G. Edwards & Sons, Inc.
Smith Barney Inc.
EVEREN Securities, Inc.
Legg Mason Wood Walker Incorporated
Raymond James & Associates, Inc.
                                                                 --------
     Total                                                       --------

     SCHEDULE 2

                               FORMATION DOCUMENTS

1.   Cash Option Agreements

     (a)  Broad Base Investments Two, LLC
     (b)  CIC Equities, Inc.
     (c)  LA Office Fund, L.P.
     (d)  LA Office Properties II, L.P.
     (e)  TJB Investments, Inc.
     (f)  Velocity One, Inc.
     (g)  Robert Coleman
     (h)  David Gernsbacher
     (i)  Murray H. Niedorf

2.   Contribution Agreements between the Company and

     (a)  Mr. Richard Ziman
     (b)  Mr. Victor Coleman
     (c)  Arden Realty Group, Inc.
     (d)  Arden Century Associates
     (e)  Arden LAOP Two, LLC
     (f)  Arden Sawtelle Associates
     (g)  Coleman Enterprises, Inc.
     (h)  Gilbert Trust
     (i)  Intercity Buildings Associates
     (j)  Metropolitan Falls Partners
     (k)  Montour Realty Associates
     (l)  Ziman Realty Partners
     (m)  Michele Byer
     (n)  Jonathan Glaser

3.   Property Contribution Agreements between the Company and

     (a)  Anaheim Properties
     (b)  Gilbert Trust

4.   Agreement of Limited Partnership of the Operating Partnership

5.   Mortgage Financing Agreement

6.   Miscellaneous Rights Agreement between the Company and the Participants

                                   SCHEDULE 3

                          LIST OF PREDECESSOR ENTITIES

     Arden Realty Group, Inc., a California corporation
     Arden Broadway Associates, LLC, a California LLC
     Bristol Encino Associates, LLC, a Nevada LLC
     222 Harbor Associates, LLC, a Nevada LLC
     Century Center Associates, L.P., a California limited partnership 1950 Sawtelle Associates, L.P., a California limited partnership 5000 Spring Associates, LLC, a Nevada LLC
     LAOP IV, LLC, a Nevada LLC
     Beverly Ventura Associates, L.P., a California limited partnership LAOP V, LLC, a Nevada LLC